UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

SUPER MICRO COMPUTER, INC.

(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 Rock Avenue, San Jose, California 95131

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (408) 503-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 9, 2008, Super Micro Computer, Inc. (the “Company”) issued a press release announcing certain preliminary financial results for the quarter ended March 31, 2008. A copy of this press release is furnished as Exhibit 99.1 to this report, and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 7, 2008, the Company notified NASDAQ of the death of Bruce Alexander, an independent director of the Company as defined under the SEC and NASDAQ rules, on March 25, 2008, thereby leaving one (1) vacancy on the Board of Directors of the Company (the “Board”). As a result of the vacancy created by reason of Mr. Alexander’s death, the Company is currently in non-compliance with Nasdaq Rule 4350(c)(1) which requires that a majority of the Board be comprised of independent directors. The Company intends to regain compliance within the time period set forth in such rule.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release dated April 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: April 9, 2008	By:	/s/ Charles Liang
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 9, 2008.